Exhibit 10.1

SECOND AMENDMENT

TO REVOLVING CREDIT AND GUARANTY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of January 28, 2010 and is entered into by and among NEWPAGE CORPORATION, a Delaware corporation (“NewPageCo”), NEWPAGE HOLDING CORPORATION, a Delaware corporation (“NewPageHoldCo”), the GUARANTORS listed on the signature pages hereto, CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (each, a “Lender”), and GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), and is made with reference to that certain REVOLVING CREDIT AND GUARANTY AGREEMENT dated as of December 21, 2007 (as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of September 11, 2009, the “Credit Agreement”) by and among NewPageCo, NewPageHoldCo, the subsidiaries of NewPageCo named therein, the Lenders, the Administrative Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“2009 First Lien Notes” means an amount of first lien senior secured notes in aggregate principal amount not to exceed $1,700,000,000 and any registered notes issued by NewPageCo in exchange for, and as contemplated by, such notes with substantially identical terms as such notes (other than certain transfer restrictions), and any promissory notes issued in respect of any refinancing or replacement of such 2009 First Lien Notes in a transaction permitted under Section 6.1, in each case as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

“2010 First Lien Notes” means those certain 11.375% Senior Secured Notes due 2014 issued under the First Lien Notes Indenture, in the aggregate principal amount not to exceed $70,000,000 and any registered notes issued by NewPageCo in exchange for, and as contemplated by, such notes with substantially identical terms as such notes (other than certain transfer restrictions), and any promissory notes issued in respect of any refinancing or replacement of such 2010 First Lien Notes in a transaction permitted under Section 6.1, in each case as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

“Biomass Assets Sale” means the sale, lease, sale and leaseback, conveyance, transfer or other disposition, in one transaction or a series of transactions for fair market value, of assets in connection with the development, construction and operation of a proposed biomass fueled, steam and electricity generating facility to be located adjacent to the NewPage pulp and paper plant at Port Hawkesbury, Nova Scotia, including, without limitation, parcels of real property, equipment, power boiler, biomass handling system, other related assets that are material for the purposes of any shared services contemplated by the parties and permits, approvals and other intangible personal property, in each case to the extent related to such facility.

“First Lien Notes Indenture” means that certain Indenture, dated as of September 30, 2009, among NewPageCo, as issuer, the several guarantors party thereto, and the Bank of New York Mellon, as trustee, as such Indenture may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15; provided, however, that with respect to any capitalized term used herein that is not defined herein but which is defined by reference to the definition thereof contained in the “First Lien Notes Indenture”, such term shall have the meaning ascribed thereto in the First Lien Notes Indenture as in effect as of the Second Amendment Effective Date.

“First Lien Notes Documents” means the First Lien Notes Indenture, the 2009 First Lien Notes, the 2010 First Lien Notes and each other document executed in connection therewith, and any documents executed in connection with any refinancings or replacements thereof to the extent permitted under Section 6.1, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

“First Lien Notes Indebtedness” means the obligations of NewPageCo with respect to the 2009 First Lien Notes and the 2010 First Lien Notes pursuant to the First Lien Notes Documents.

“Hydroelectric Assets Sale” means the sale, lease, sale and leaseback, conveyance, transfer or other disposition, in one transaction or a series of transactions for fair market value, of the DuBay transmission line and all infrastructure and assets necessary for generation, transmission, and distribution of the power associated with the hydroelectric assets that are currently owned by Consolidated Water Company and located in Wisconsin, including, without limitation, transformers and related switchgear, meters and conductors, machinery and equipment, fixtures, inventory supplies, permits, agreements, parcels of real property, buildings, structures, access, riparian rights, easements and other property rights, in each case to the extent related to and used in connection with such hydroelectric assets.

“Second Amendment” means that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of January 28, 2010 among NewPageCo, NewPageHoldCo, Administrative Agent, the financial institutions party thereto and the Guarantors listed on the signature pages thereto.

“Second Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section IV of the Second Amendment.

“Second Lien Refinancing Notes Documents” means the Second Lien Refinancing Notes and each other indenture, credit agreement and other document or agreement executed in connection therewith, and any documents executed in connection with any refinancings or replacements thereof to the extent permitted under Section 6.1, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

“Second Lien Refinancing Notes” means any second lien senior secured notes (whether issued pursuant to an indenture, credit agreement or other document or agreement) and any registered notes issued by NewPageCo in exchange for, and as contemplated by, such notes with substantially identical terms as such notes (other than certain transfer restrictions), and any promissory notes issued in respect of any refinancing or replacement of such Second Lien Refinancing Notes in a transaction permitted under Section 6.1, in each case as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

“Second Lien Refinancing Notes Indebtedness” means the obligations of NewPageCo with respect to the Second Lien Refinancing Notes pursuant to the Second Lien Refinancing Notes Documents.

B. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Related Agreements” means, collectively, the NewPageHoldCo PIK Note Documents, the SuperHoldCo PIK Note Documents, the NewPageCo First Lien Term Loan Documents, Senior Secured Fixed Rate Note Documents, the Senior Secured Floating Rate Note Documents, the 2007 Senior Secured Fixed Rate Note Documents, the Second Lien Refinancing Notes Documents, the Commodities Hedge Agreement, the Fiber Supply Agreements and the Stora Enso Purchase Agreement.

“Restricted Junior Payments” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of NewPageHoldCo or NewPageCo now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of NewPageHoldCo or NewPageCo now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of NewPageHoldCo or NewPageCo now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates; or (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the NewPageHoldCo PIK Notes (other than payments of interest solely with the issuance of additional notes as permitted by the NewPageHoldCo PIK Note Documents), the NewPageCo First Lien Term Loan Agreement, any Senior Secured Floating Rate Notes, the Senior Secured Fixed Rate Notes, the 2007 Senior Secured Fixed Rate Notes, the Senior Subordinated Notes or the Second Lien Refinancing Notes (other than payments of interest solely with the issuance of additional notes as permitted by the Second Lien Refinancing Notes Documents).

C. Clause (v) of the definition of “Change of Control” is hereby amended to insert the phrase “Second Lien Refinancing Notes Documents,” after the phrase “Senior Secured Fixed Rate Note Documents,” thereof.

D. Section 1.1 of the Credit Agreement is hereby amended by restating clause (5) of the definition of “Consolidated Adjusted EBITDA” to read as follows:

“(5) transaction costs incurred in connection with the Closing Date Related Transactions, any Permitted Acquisition, the First Amendment, the Second Amendment, the offering and issuance of the 2009 First Lien Notes, the 2010 First Lien Notes and the Second Lien Refinancing Notes (including, but not limited to, any costs incurred in connection with any consent solicitations, exchange offers or tender offers made in connection with the offering and issuance of the Second Lien Refinancing Notes for any Senior Secured Floating Rate Notes, Senior Secured Fixed Rate Notes or 2007 Senior Secured Fixed Rate Notes) to the extent such costs were deducted in computing such Consolidated Net Income; plus”

E. Section 1.1 of the Credit Agreement is hereby amended by restating clause (ii)(a) of the definition of “Consolidated Excess Cash Flow” to read as follows:

“(a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (x) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and (y) any prepayments, repayments, purchases, redemptions, retirements or cancellations of any Consolidated Total Debt which constitutes a usage of the basket set forth in Section 6.5(e)(iii), including any such prepayment, repayment, purchase, redemption, retirement or cancellation permitted by Section 6.5(e)(iv), or usage of the baskets set forth in Section 6.5(m)(i) or (iii)),”

1.2	Amendments to Section 5.16.

A. Section 5.16(h) is hereby amended and restated in its entirety to read as follows:

“(h) from time to time upon the request of the Administrative Agent, an “Officers’ Certificate” as defined in each of the Senior Secured Fixed Rate Notes Indenture, the Senior Secured Floating Rate Notes Indenture and any indenture, credit agreement or other document or agreement pursuant to which the Second Lien Refinancing Notes are issued, confirming that the outstanding Obligations and any requested Revolving Loans hereunder are permitted to be incurred under such indentures and permitted to be secured by the Collateral; and”

1.3	Amendments to Section 6.1.

A. Section 6.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) (i) the Indebtedness under the NewPageCo First Lien Term Loan Agreement in an amount not to exceed a principal amount equal to $1,600,000,000 in the aggregate, (ii) the Obligations, (iii) Indebtedness issued pursuant to the 2010 First Lien Notes in an aggregate principal amount at any time outstanding not to exceed $70,000,000, and (iv) other Indebtedness of NewPageCo and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5,000,000.”

B. Section 6.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)(i)(x) the Senior Secured Floating Rate Notes Indebtedness in an amount not to exceed a principal amount equal to $225,000,000 in the aggregate, (y) the Senior Secured Fixed Rate Notes Indebtedness in an amount not to exceed a principal amount equal to $350,000,000 in the aggregate in Senior Secured Fixed Rate Notes and in an amount not to exceed a principal amount equal to $456,000,000 in the aggregate in 2007 Senior Secured Fixed Rate Notes and (z) the Senior Subordinated Notes Indebtedness in an amount not to exceed a principal amount equal to $200,000,000 in the aggregate, (ii) Indebtedness of NewPageHoldCo with respect to the NewPageHoldCo PIK Note Indebtedness in an aggregate amount not to exceed a principal amount equal to the sum of $125,000,000 and the principal amount of NewPageHoldCo PIK Notes issued in payment of accrued interest and (iii) the Second Lien Refinancing Notes Indebtedness and the principal amount of any Second Lien Refinancing Notes issued in payment of accrued interest, so long as the proceeds of the Second Lien Refinancing Notes Indebtedness are used to repay or repurchase (whether pursuant to an exchange offer or otherwise) the Indebtedness described in clauses (i)(x) and (i)(y) of this Section 6.1(c) and any other amounts related to the refinancing of such Indebtedness;”

1.4	Amendments to Section 6.2.

Section 6.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)(i) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document, (ii) Liens granted pursuant to the NewPageCo First Lien Term Loan Agreement or any “Credit Document” as defined thereunder or granted pursuant to the First Lien Notes Documents, (iii) Liens in the Second Lien Financing Collateral securing the obligations and indebtedness incurred pursuant to the Senior Secured Floating Rate Note Documents, the Senior Secured Fixed Rate Note Documents, the 2007 Senior Secured Fixed Rate Note Documents and the Second Lien Refinancing Notes Documents (iv) Liens securing Indebtedness permitted by Section 6.1(a)(iv) and (v) Liens securing Indebtedness permitted by Section 6.1(q) that extends, renews, refinances or replaces any Indebtedness described in clause (ii) or (iii) of this subsection (a), or that was previously incurred pursuant to Section 6.1(q) to refinance such Indebtedness, so long as such Liens do not extend to any assets other than those securing such Indebtedness at the time of any such extension, renewal, refinancing or replacement and are subject to the terms of the Intercreditor Agreement;”

1.5	Amendments to Section 6.4.

Section 6.4 is hereby amended to insert the phrase “the First Lien Notes Indenture and any indenture, credit agreement or other document or agreement pursuant to which the Second Lien Refinancing Notes are issued (so long as such restrictions are no more restrictive than those contained in the First Lien Notes Indenture),” after the phrase “the Senior Secured Fixed Rate Notes Indenture” thereof.

1.6	Amendments to Section 6.5.

A. Section 6.5(a) is hereby amended and restated in its entirety to read as follows:

“(a) (i) NewPageCo may make regularly scheduled payments of interest in respect of the NewPageCo First Lien Term Loan Agreement, Senior Secured Floating Rate Notes, the Senior Secured Fixed Rate Notes, the 2007 Senior Secured Fixed Rate Notes, the 2009 First Lien Notes, the 2010 First Lien Notes, the Second Lien Refinancing Notes and the Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to any applicable subordination provisions contained in, the indenture or other agreement pursuant to which any such Indebtedness was issued, (ii) NewPageCo may make payments of principal as required pursuant to the terms of the First Lien Notes Documents, (iii) NewPageCo may make voluntary prepayments, repayments, purchases or redemptions pursuant to the terms of the First Lien Notes Documents so long as (A) both before and after giving effect to any such payments, purchases, or redemptions, no Default or Event of Default shall have occurred and be continuing, and (B) after giving effect to any such prepayment, Excess Availability shall be at least $75,000,000, and (iv) so long as no Default or Event of Default shall have occurred and be continuing NewPageHoldCo may make mandatory prepayments or mandatory redemptions of the NewPageHoldCo PIK Notes pursuant to the terms thereof with any proceeds from a capital contribution to, or the issuance of any Capital Stock of NewPageHoldCo (other than proceeds of Permitted Cure Securities);”

B. The first paragraph of Section 6.5(e) is hereby amended and restated in its entirety to read as follows:

“so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (x) NewPageCo may make Restricted Junior Payments to NewPageHoldCo, and NewPageHoldCo may make Restricted Junior Payments to SuperHoldCo, to the extent necessary to permit NewPageHoldCo and SuperHoldCo to, and (y) in the case of clauses (iii) and (iv) of this Section 6.5(e), NewPageCo may make Restricted Junior Payments to:”

C. Section 6.5(e)(iii) is hereby amended by adding “, any 2009 First Lien Notes, any 2010 First Lien Notes, any Second Lien Refinancing Notes” after the reference to the phrase “any 2007 Senior Secured Fixed Rate Notes”.

D. Section 6.5(e)(iii) is hereby further amended by restating clause (x) thereof to read as follows:

“(x) the amount of Net Asset Sale Proceeds received from any Asset Sale that is not otherwise required to be used, or used as permitted by Section 6.5(m)(iii), to repay Indebtedness, or reinvested in assets used or useful in a Permitted Business”

E. Section 6.5(e)(iv) is hereby amended by adding “, the Second Lien Refinancing Notes” after the reference to the phrase “any Senior Secured Fixed Rate Notes”.

F. Section 6.5(h) is hereby amended and restated in its entirety to read as follows:

“prepayments, repayments, purchases (whether pursuant to exchange offers or otherwise) or redemptions of the NewPageHoldCo PIK Notes, the NewPageCo First Lien Term Loan Agreement, the Senior Secured Floating Rate Notes, the Senior Secured Fixed Rate Notes, the 2007 Senior Secured Fixed Rate Notes, the 2009 First Lien Notes, the 2010 First Lien Notes, the Second Lien Refinancing Notes or the Senior Subordinated Notes in connection with any refinancing thereof permitted pursuant to Section 6.1(q);”

G. Section 6.5 is amended by (a) deleting “and” at the end of clause (j), (b) replacing the period at the end of clause (k) with “;” and (c) inserting a new clauses (l) and (m) immediately after clause (k) as follows:

“(l) NewPageCo may (a) use the proceeds of the Second Lien Refinancing Notes to repay, prepay, purchase or redeem the Senior Secured Floating Rate Notes Indebtedness and the Senior Secured Fixed Rate Notes Indebtedness and (b) prepay, purchase or redeem additional Senior Secured Floating Rate Notes and/or Senior Secured Fixed Rate Notes, in open market or privately negotiated transactions, in an amount not to exceed $1,500,000; and

(m) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Consolidated Liquidity (as defined in the First Lien Notes Indenture) of NewPageCo is not less than $150.0 million (on a pro forma basis after taking into account any such Restricted Junior Payment) as of (x) the date of any offer to repurchase, redeem or otherwise acquire any Parity Lien Debt (as defined in the Intercreditor Agreement) or any unsecured Indebtedness and (y) the date of any such Restricted Junior Payment, NewPageCo may repurchase or redeem or otherwise acquire and, in each case, retire any Parity Lien Debt (as defined in the Intercreditor Agreement) or any unsecured Indebtedness in an aggregate amount not to exceed the sum of, without duplication:

(i) $75.0 million, provided that no more than $37.5 million of such amount will be available for such repurchases, redemptions or acquisitions on or prior to September 30, 2010; plus

(ii) without duplication of any Restricted Junior Payment made in reliance on an increase in Consolidated Excess Cash Flow based on such proceeds, 25% of the aggregate amount of cash proceeds of the Alternative Fuel Tax Credit (as defined in the First Lien Notes Indenture) received after September 30, 2009; plus

(iii) without duplication of any Restricted Junior Payment made in reliance on the basket provided in Section 6.5(e)(iii)(x), 50% of the Net Proceeds (as defined in the First Lien Notes Indenture) from any asset sale that constitutes a Sale of Shared Collateral or a Sale of a Guarantor or a Casualty Event (each as defined in the First Lien Notes Indenture), if, after giving effect to each such asset sale and the application of such Net Proceeds (as defined in the First Lien Notes Indenture) thereof, NewPageCo would have a Secured Leverage Ratio (as defined in the First Lien Notes Indenture) that is equal to or less than the Secured Leverage Ratio (as defined in the First Lien Notes Indenture) of NewPageCo immediately prior to such asset sale; provided that the aggregate amount of Net Proceeds (as defined in the First Lien Notes Indenture) that may be applied to repurchase or redeem or otherwise acquire Parity Lien Debt or unsecured Indebtedness pursuant to this clause (iii) will not exceed $50.0 million.

1.7	Amendments to Section 6.6.

A. Section 6.6 is hereby amended and restated in its entirety to read as follows:

“Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of NewPageCo to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by NewPageCo or any other Subsidiary of NewPageCo, (b) repay or prepay any Indebtedness owed by such Subsidiary to NewPageCo or any other Subsidiary of NewPageCo, (c) make loans or advances to NewPageCo or any other Subsidiary of NewPageCo, or (d) transfer any of its property or assets to NewPageCo or any other Subsidiary of NewPageCo, other than restrictions (i) existing under this Agreement, (ii) in the NewPageHoldCo PIK Note Documents, the NewPageCo First Lien Term Loan Documents, the Senior Secured Floating Rate Note Documents, the Senior Secured Fixed Rate Note Documents, the 2007 Senior Secured Fixed Rate Note Documents, the First Lien Note Documents, the Second Lien Refinancing Notes Documents or the Senior Subordinated Note Documents as in effect on the Second Amendment Effective Date or as modified in accordance with this Agreement, or in any documents pursuant to which any Indebtedness permitted by Sections 6.1(a) or (c) is issued so long as such restrictions are not greater than those in the Senior Secured Floating Rate Note Documents, the Senior Secured Fixed Rate Note Documents, the 2007 Senior Secured Fixed Rate Note Documents, the First Lien Note Documents, and the Second Lien Refinancing Notes Documents, (iii) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (iv) in agreements evidencing Indebtedness permitted by Section 6.1(p) that impose restrictions on the Foreign Subsidiary obligated on such Indebtedness, (v) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, asset or stock sale agreements, joint venture agreements and similar agreements otherwise permitted hereunder, entered into in the ordinary course of business, (vi) in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis, (vii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (viii) in any instrument governing Indebtedness or Capital Stock of a Person acquired by NewPageHoldCo or one of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), so long as the encumbrance or restriction thereunder is not applicable to any Person, or the properties or assets of any Person, other than the Person or property or assets of the Person so acquired, (ix) in agreements set forth on Schedule 6.6, (x) arising under applicable laws, rules, regulations or orders, and (xi) any encumbrance or restriction imposed by any amendments, modifications, restatements, increases, supplements, refundings, replacements, or refinancings of the contracts, instruments or obligations referred to in clauses (ii) through (ix) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of NewPageCo, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.”

1.8	Amendments to Section 6.9.

Section 6.9 is amended by (a) deleting “and” at the end of clause (e) thereof, (b) replacing the period at the end of clause (f) thereof with “;” and (c) inserting new clauses (g) and (h) immediately after clause (f) thereof as follows:

“(g) the Biomass Assets Sale; and

(h) the Hydroelectric Assets Sale.”

SECTION II.	AMENDMENT FEE

As consideration for the execution, delivery and performance of this Amendment, NewPageCo shall pay to Administrative Agent, (i) for the ratable benefit of those Lenders who have executed and delivered this Amendment on or before the Second Amendment Effective Date (the “Consenting Lenders”), an amendment fee in an amount equal to the product of (a) 0.05% multiplied by (b) the aggregate Revolving Commitments of such Consenting Lenders (the “Amendment Fee”), which Amendment Fee shall be non-refundable and fully earned and payable on the Second Amendment Effective Date.

SECTION III.	AUTHORIZATION TO THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Each of the Consenting Lenders hereby consents, authorizes and directs the Administrative Agent on behalf of all Lenders to execute and deliver, and to direct the Collateral Agent to execute and deliver, all such agreements, instruments, amendments, mortgage modifications, subordination agreements and other documents or instruments in order to effect the terms of this Amendment and the transactions contemplated or permitted hereby.

SECTION IV.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Requisite Lenders.

B. Fees and Expenses. The Administrative Agent shall have received the Amendment Fee and all other fees and amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by NewPageCo hereunder or any other Credit Document.

C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D. Other Documents. Administrative Agent and Lenders shall have received such other documents, mortgage modifications, subordination agreements, reaffirmations, opinions of counsel (including an opinion of Schulte, Roth & Zabel LLP and local counsel opinions requested by the Administrative Agent), certificates, notices, information or agreements regarding Credit Parties as Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Each Lender party hereto hereby authorizes the Administrative Agent to enter into any amendments to Credit Documents on behalf of the Lenders and other Secured Parties as the Administrative Agent shall deem appropriate in connection with this Amendment.

SECTION V.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of NewPageHoldCo, NewPageCo or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section V.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by NewPageCo and NewPageHoldCo of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or, after giving effect to the terms of this Amendment, will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION VI.	ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VII.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or electronic delivery (in pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

E. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NEWPAGE CORPORATION

By:	/s/ Douglas K. Cooper
Name: Douglas K. Cooper
Title: Vice President, General Counsel & Secretary

NEWPAGE HOLDING CORPORATION

By:	/s/ Douglas K. Cooper
Name: Douglas K. Cooper
Title: Vice President, General Counsel & Secretary

CHILLICOTHE PAPER INC.
WICKLIFFE PAPER COMPANY LLC
ESCANABA PAPER COMPANY
LUKE PAPER COMPANY
RUMFORD PAPER COMPANY
NEWPAGE ENERGY SERVICES LLC
UPLAND RESOURCES, INC.
RUMFORD COGENERATION, INC.
NEWPAGE CONSOLIDATED PAPERS INC.
NEWPAGE WISCONSIN SYSTEM INC.
NEWPAGE CANADIAN SALES LLC
NEWPAGE PORT HAWKESBURY CORP.
NEWPAGE PORT HAWKESBURY HOLDING LLC

By:	/s/ Douglas K. Cooper
Name: Douglas K. Cooper
Title: Vice President, General Counsel & Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent, Sole Lead Arranger, Sole Bookrunner, and a Lender

By:	/s/ Andrew Caditz
Authorized Signatory

[LENDER SIGNATURE PAGES NOT INCLUDED]